UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2013

MEI Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 101, San Diego, California 92130

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 792-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On June 7, 2013, the Board of Directors (the “Board”) of MEI Pharma, Inc. (the “Company”) appointed Nicholas Glover, Ph.D., to the Board of Directors to fill the vacancy created by the retirement of Professor Bryan Williams in May 2013. Concurrently with his appointment to the Board, Dr. Glover was also appointed to serve on the Compensation Committee of the Board. Dr. Glover was proposed to the Nominating Committee of the Board as a candidate for director pursuant to the previously-announced governance agreements entered into on December 18, 2012 between the Company and each of Vivo Ventures Fund VII, L.P. and New Leaf Ventures II, L.P.

Dr. Glover will receive the standard compensation received by the Company’s non-employee directors and will enter into the Company’s standard indemnification agreement for non-employee directors. The standard compensation arrangements and indemnification agreement are described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on October 28, 2011.

A press release announcing Dr. Glover’s appointment, dated June 11, 2013, is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated June 11, 2013.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEI PHARMA, INC.

By:	/s/ Daniel P. Gold
Daniel P. Gold
Chief Executive Officer

Dated: June 11, 2013

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated June 11, 2013.